                                POWER OF ATTORNEY

     Each person whose signature appear below constitutes and appoints Dr. Isa Odidi his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to take such actions in, and file with the appropriate authorities in, whatever states said attorney-in-fact and agent shall determine, such applications, statements, consents and other documents as may be necessary or expedient to register securities of the Company for sale, granting unto said attorney-in-fact and agent full power and authority to do so and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes may lawfully do or cause to be done by virtue hereof and the Registrant hereby confers like authority on its behalf.

     In accordance with the requirements of the Securities Act, this Registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE                                TITLE                                          DATE
/AMINA ODIDI/        PRESIDENT AND CHIEF OPERATING OFFICER, CHIEF                SEPTEMBER 28, 2005
DR. AMINA ODIDI      FINANCIAL OFFICER (PRINCIPAL EXECUTIVE OFFICER)
                     AND DIRECTOR

/JOHN ALLPORT/       DIRECTOR                                                    SEPTEMBER 28, 2005
--------------
JOHN ALLPORT